UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2006

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously announced in a Current Report on Form 8-K filed on October 4, 2006, Affiliated Computer Services, Inc. (the "Company") received a letter on September 29, 2006 from The Bank of New York Trust Company, N.A., as Trustee (the "Trustee"), under that certain Indenture dated June 6, 2005 (the "Indenture") between the Company and the Trustee, with respect to the 5.20% Senior Notes due 2015 (the "5.20% Senior Notes") issued by the Company under the Indenture. The letter alleged that the Company was purportedly in default of its covenants under the Indenture with respect to the 5.20% Senior Notes, as the result of the Company's failure to file its Annual Report on Form 10-K on or before September 28, 2006. On October 6, 2006, the Company received a letter from the Trustee purportedly declaring an acceleration with respect to the 5.20% Senior Notes as a result of the Company's failure to file its Annual Report on Form 10-K on or before September 28, 2006. The October 6, 2006 letter purportedly declared the principal amount and premium, if any, and accrued and unpaid interest, if any, on the 5.20% Senior Notes to be due and payable immediately, and purportedly demanded payment of all amounts owed in respect of the 5.20% Senior Notes.

As previously announced, on September 29, 2006, the Company received a letter from persons claiming to hold certain of the 5.20% Senior Notes purportedly declaring an acceleration with respect to the 5.20% Senior Notes as a result of the Company's failure to file its Annual Report on Form 10-K. Additional information with respect to this and other related matters may be found under Item 1.01 in the Form 8-K filed by the Company with the Securities and Exchange Commission on October 4, 2006, which is incorporated herein by reference.

Also, as previously announced, it is the Company's position that no default has occurred under the Indenture and that no acceleration has occurred with respect to the 5.20% Senior Notes or otherwise under the Indenture. Further, as previously announced, the Company has filed a lawsuit against the Trustee in the United States District Court, Northern District of Texas, Dallas Division, seeking a declaratory judgment affirming the Company's position.

Item 7.01 Regulation FD Disclosure.

On October 9, 2006, the Company received letters from persons claiming to hold certain of the 4.70% Senior Notes due 2010 (the "4.70% Senior Notes") issued by the Company under the Indenture, advising the Company that it was purportedly in default of its covenants under the Indenture. The letters alleged that the Company's failure to file its Annual Report on Form 10-K by September 13, 2006, was a default under the terms of the Indenture. As previously announced, it is the Company's position that no default has occurred under the Indenture. Also as previously announced, the Company has filed a lawsuit against the Trustee in the United States District Court, Northern District of Texas, Dallas Division, seeking a declaratory judgment affirming the Company's position. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 is deemed furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Information under Item 1.01 in the Form 8-K filed by the Company the Securities and Exchange Commission on October 4, 2006 (incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

October 12, 2006	By:	William L. Deckelman, Jr.

Name: William L. Deckelman, Jr.
Title: Executive Vice President and General Counsel